UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 10, 2013

PRONTO CORP.

--------------------------------------------------------------

(Exact name of Registrant as specified in its charter)

Nevada --------------------------------- (State or other jurisdiction of incorporation)	333-180954 ------------------------------- (Commission File Number)	68-0682410 ------------------------------------- (IRS Employer Identification No.)

Pronto Corp.

909 Bay Street

Suite 812

Toronto, Canada  M5S 362

 (Address of principal executive offices)

Tel:  (514) 513 7579

(Registrant's Telephone Number, Including Area Code)

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

On June 10, 2013, Pronto Corp., (the “Company”, “we”, “us”, “our”) entered into a share exchange agreement (the “Reorganization Agreement”) pursuant to which we agreed to issue, 45,000,000 shares of our unregistered common stock, $0.001 par value (the “Common stock”) to the members of RAR Beauty, LLC, a Florida limited liability company (“RAR”) in exchange for 100% of the membership interests of RAR. Upon completion of the transaction, RAR members will own approximately 75% of the then issued and outstanding common stock of our Company.

RAR has been engaged in the natural cosmetic and skin care market selling products under the name Joey New York.

Joey New York has been a leader in luxury skin care for more than two decades.  With the evolution of societies awareness and interest for healthy beauty products, Joey New York is constantly perfecting formulas that are health conscious, effective and affordable.  Joey New York’s main focus is to develop beauty products to enhance beauty, maintain youthfulness, reverse the signs of aging, and perfect imperfections all while using the purest, safest, most luxurious and exotic ingredients from nature.

The closing of the Reorganization Agreement is conditioned upon certain, limited customary representations and warranties, as well as the following conditions to closing: (i) increasing the size of our board of directors to three, electing three directors designated by RAR; (ii) approving the name change to “RAR Beauty, Inc.”; (iii) the Company shall effect a full dilution of all issued and outstanding notes, convertible debentures, warrants and/or options of its common stock or cancel or cause to be cancelled all those not exercised into shares of its common stock such that at Closing there shall be a total of approximately 60,000,000 shares of common stock issued and outstanding (including the Escrowed Pronto Shares); (iv) delivery of letters of resignation of our current officers and directors to be effective at Closing, unless new officers and directors have been appointed prior to the Closing; (v) RAR shall complete and deliver to Pronto a complete audit of its financial statements, including any interim or other financial statements; and (vi) RAR shall deliver to Escrow Agent the sum of $150,000 USD as part of the transaction to bring the Companies liabilities to zero. In addition, the Reorganization Agreement contemplates continued financing in the amount of Three Million, five hundred thousand US dollars ($3,500,000) over a period of two (2) years.to fund among other things,  RAR’s operations and to meet working capital requirements.

Following the Closing of the Reorganization Agreement, we intend to continue RAR’s historical businesses and proposed businesses. Our historical business and operations will continue independently through a newly formed wholly owned subsidiary.

The foregoing description of the Reorganization Agreement does not purport to be complete and is qualified in its entirety by the Share Exchange Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 which is incorporated herein by reference.

Item 5.02 Election of Directors; Appointment of Principal Officers

Svetlana Gofman, our sole director and officer intends to resign her positions with our company upon closing or within 10 days of the filing of a Form 14-f under the terms of the Reorganization Agreement when new officers and directors of our company will be appointed.

Item 9.01   Financial Statements and Exhibits.

(d)   Exhibits.

       Exhibit No .                      Description

10.1	Reorganization Agreement between Pronto Corp., a Nevada corporation and RAR Beauty, LLC a Florida limited liability company dated June 10, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRONTO CORP.

By:  /s/Svetlana Gofman

Name:   Svetlana Gofman

Title:  President, Chief Executive and Financial Officer

Date: June 14, 2013